Exhibit 99.1

Keysight Technologies Reports Fourth Quarter and Fiscal Year 2021 Results

Achieved Record Orders, Revenue, Gross Margin, and Operating Margin

Announces $1.2 Billion Share Repurchase Program

SANTA ROSA, Calif., November 22, 2021 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the fourth fiscal quarter and fiscal year ended October 31, 2021.

“Keysight delivered a record quarter and strong finish to our fiscal year. Despite tight supply conditions, exceptional execution drove all-time high orders, revenue, gross margin, and operating margin,” said Ron Nersesian, Keysight’s Chairman, President and CEO. “Demand for our first-to-market solutions is strong, resulting in double-digit, year-over-year order growth across all end markets and regions. Our momentum is being fueled by the success of our software-centric solutions strategy as we capitalize on long-term secular growth trends in our markets. We exit this year in a strong position, and expect to continue to deliver sustained, above-market, profitable growth.”

Fourth Quarter Financial Summary
•Orders grew 21 percent to reach $1.49 billion, compared with $1.23 billion last year.
•Revenue grew 6 percent to reach $1.29 billion, compared with $1.22 billion last year, or 5 percent on a core basis, which excludes the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months.
•GAAP net income was $282 million, or $1.52 per share, compared with $217 million, or $1.15 per share, in the fourth quarter of 2020.
•Non-GAAP net income was $338 million, or $1.82 per share, compared with $305 million, or $1.62 per share in the fourth quarter of 2020.
•Cash flow from operations was $368 million, compared with $338 million last year. Free cash flow was $295 million, compared with $308 million in the fourth quarter of 2020.
•Keysight acquired approximately 2.1 million shares in the open market at an average share price of $171.12, for a total consideration of $353 million.
•As of October 31, 2021, cash and cash equivalents totaled $2.05 billion.

Fiscal Year 2021 Financial Summary
•Orders grew 18 percent to reach $5.36 billion, compared with $4.53 billion last year.
•Revenue grew 17 percent and totaled $4.94 billion, compared with $4.22 billion last year, or 15 percent on a core basis.
•GAAP net income was $894 million, or $4.78 per share, compared with $627 million, or $3.31 per share in fiscal 2020.
•Non-GAAP net income was $1.16 billion, or $6.23 per share, compared with $919 million, or $4.85 per share in fiscal year 2020.
•Cash flow from operations was $1.32 billion, compared with $1.02 billion last year. Free cash flow was $1.15 billion, compared with $899 million in fiscal year 2020.
•Keysight acquired approximately 4.4 million shares in the open market at an average share price of $154.29, for a total consideration of $673 million during fiscal year 2021.

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Reporting Segments
•Communications Solutions Group (CSG)
CSG reported revenue of $919 million in the fourth quarter, up 2 percent over last year, driven by strength across the 5G and aerospace, defense and government ecosystems, as well as investment in 400G and 800G R&D.
•Electronic Industrial Solutions Group (EISG)
EISG reported revenue of $375 million in the fourth quarter, up 18 percent over last year, driven by semiconductor measurement solutions and next-generation automotive and energy technologies, with growth across all regions.

Share Repurchase Program
Keysight also announced today that its Board of Directors authorized a new share repurchase program for up to $1.2 billion of its common stock. The new repurchase program is effective immediately and replaces the previously authorized $750 million program from 2020 of which $77 million remained. Shares may be purchased from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases, privately negotiated transactions or other means. The repurchase authorization may be commenced, suspended or discontinued at any time at the company’s discretion.

Outlook
Keysight’s first fiscal quarter of 2022 revenue is expected to be in the range of $1.225 billion to $1.245 billion. Non-GAAP earnings per share for the first fiscal quarter of 2022 are expected to be in the range of $1.50 to $1.56, which exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

Webcast
Keysight’s management will present more details about its fourth quarter FY2021 financial results and its first quarter FY2022 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q4 2021 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 833-968-2178 (U.S. only) or +1 778-560-2837 (International) and enter passcode 8024718. The webcast will remain on the company site for 90 days.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The words “expect,” “intend,” “will,” “should,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, predictions, future guidance, projections, beliefs, and expectations about the company’s goals, revenues, financial condition, earnings, impacts of US export control regulations, and operations that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include but are not limited to impacts to the supply chain; government mandates related to pandemic conditions such as Covid-19 and its variants; net zero emissions commitments; changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; and order cancellations.

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In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission on Keysight’s quarterly report on Form 10-Q for the period ended July 31, 2021.

Segment Data
Segment data reflects the results of our reportable segments under our management reporting system. Segment data are provided on page 6 of the attached tables.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:
•Core Revenue
•Non-GAAP Net Income/Earnings
•Non-GAAP Net Income per share/Earnings per share
•Free Cash Flow
Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended October 31, 2021 and fiscal year 2021. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

About Keysight Technologies
Keysight delivers advanced design and validation solutions that help accelerate innovation to connect and secure the world. Keysight’s dedication to speed and precision extends to software-driven insights and analytics that bring tomorrow’s technology products to market faster across the development lifecycle, in design simulation, prototype validation, automated software testing, manufacturing analysis, and network performance optimization and visibility in enterprise, service provider and cloud environments. Our customers span the worldwide communications and industrial ecosystems, aerospace and defense, automotive, energy, semiconductor and general electronics markets. Keysight generated revenues of $4.9B in fiscal year 2021. For more information about Keysight Technologies (NYSE: KEYS), visit us at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 941-888-2388
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com
Source: IR-KEYS
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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended
	October 31,		Percent
	2021	2020	Inc/(Dec)

Orders	$1,491	$1,231	21%

Revenue	$1,294	$1,220	6%

Costs and expenses:
Cost of products and services	457	464	(2)%
Research and development	196	193	2%
Selling, general and administrative	295	287	3%
Other operating expense (income), net	(3)	(2)	118%
Total costs and expenses	945	942	—

Income from operations	349	278	26%

Interest income	1	—	(22)%
Interest expense	(20)	(19)	—
Other income (expense), net	7	7	(2)%

Income before taxes	337	266	27%

Provision for income taxes	55	49	12%

Net income	$282	$217	30%

Net income per share:
Basic	$1.54	$1.17
Diluted	$1.52	$1.15

Weighted average shares used in computing net income per share:
Basic	183	186
Diluted	186	188

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Year ended
	October 31,		Percent
	2021	2020	Inc/(Dec)

Orders	$5,356	$4,528	18%

Revenue	$4,941	$4,221	17%

Costs and expenses:
Cost of products and services	1,872	1,688	11%
Research and development	811	715	13%
Selling, general and administrative	1,195	1,097	9%
Other operating expense (income), net	(17)	(44)	(61)%
Total costs and expenses	3,861	3,456	12%

Income from operations	1,080	765	41%

Interest income	3	11	(81)%
Interest expense	(79)	(78)	1%
Other income (expense), net	6	63	(90)%

Income before taxes	1,010	761	33%

Provision for income taxes	116	134	(14)%

Net income	$894	$627	43%

Net income per share:
Basic	$4.84	$3.35
Diluted	$4.78	$3.31

Weighted average shares used in computing net income per share:
Basic	185	187
Diluted	187	189

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

	October 31,	October 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$2,052	$1,756
Accounts receivable, net	735	606
Inventory	777	757
Other current assets	270	255
Total current assets	3,834	3,374

Property, plant and equipment, net	650	595
Operating lease right-of-use assets	227	182
Goodwill	1,628	1,537
Other intangible assets, net	272	361
Long-term investments	70	61
Long-term deferred tax assets	711	740
Other assets	389	368
Total assets	$7,781	$7,218

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$287	$224
Employee compensation and benefits	355	289
Deferred revenue	478	391
Income and other taxes payable	74	64
Operating lease liabilities	41	43
Other accrued liabilities	74	70
Total current liabilities	1,309	1,081

Long-term debt	1,791	1,789
Retirement and post-retirement benefits	167	362
Long-term deferred revenue	187	175
Long-term operating lease liabilities	191	149
Other long-term liabilities	352	365
Total liabilities	3,997	3,921

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares
authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares
authorized; 197 million shares at October 31, 2021,
and 196 million shares at October 31, 2020, issued	2	2
Treasury stock at cost; 15.1 million shares at October 31, 2021 and
10.7 million shares at October 31, 2020	(1,425)	(752)
Additional paid-in-capital	2,219	2,110
Retained earnings	3,430	2,536
Accumulated other comprehensive loss	(442)	(599)
Total stockholders' equity	3,784	3,297
Total liabilities and equity	$7,781	$7,218

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Year ended
	October 31,
	2021	2020

Cash flows from operating activities:
Net income	$894	$627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	117	104
Amortization	176	222
Share-based compensation	103	92
Deferred tax expense (benefit)	(53)	41
Excess and obsolete inventory-related charges	27	29
Loss on settlement of pension plan	16	—
Gain on insurance proceeds received for damage to property, plant and equipment	—	(32)
Other non-cash expense (income), net	6	(10)
Changes in assets and liabilities:
Accounts receivable	(122)	75
Inventory	(43)	(73)
Accounts payable	53	(33)
Employee compensation and benefits	50	2
Deferred revenue	96	41
Income taxes payable	34	5
Retirement and post-retirement benefits	7	(108)
Other assets and liabilities	(39)	34
Net cash provided by operating activities(a)	1,322	1,016

Cash flows from investing activities:
Investments in property, plant and equipment	(174)	(117)
Acquisition of businesses and intangible assets, net of cash acquired	(178)	(357)
Insurance proceeds received for damage to property, plant and equipment	—	32
Other investing activities	(1)	—
Net cash used in investing activities	(353)	(442)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	59	58
Payment of taxes related to net share settlement of equity awards	(53)	(53)
Treasury stock repurchases	(673)	(411)
Payment of acquisition-related contingent consideration	(2)	—
Repayment of debt	—	(7)
Other financing activities	(2)	—
Net cash used in financing activities	(671)	(413)

Effect of exchange rate movements	3	6

Net increase in cash, cash equivalents and restricted cash	301	167
Cash, cash equivalents and restricted cash at beginning of year	1,767	1,600
Cash, cash equivalents and restricted cash at end of year	$2,068	$1,767

(a) Cash payments included in operating activities:

Interest payments	$75	$75
Income tax paid, net	$130	$84

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF CORE REVENUE
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-year compare			Year-over-year compare
	Q4'21	Q4'20	Percent Inc/(Dec)	FY21	FY20	Percent Inc/(Dec)
Revenue	$1,294	$1,220	6%	$4,941	$4,221	17%
Adjustments:
Revenue from acquisitions or divestitures	(7)	—		(39)	—
Currency impacts	(1)	—		(43)	—
Core Revenue	$1,286	$1,220	5%	$4,859	$4,221	15%

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY
	Q4'21	Q4'20	% Chg
Revenue	$919	$901	2%
Gross margin, %	66.1%	66.3%
Income from operations	$262	$261
Operating margin, %	28%	29%

Electronic Industrial Solutions Group			YoY
	Q4'21	Q4'20	% Chg
Revenue	$375	$319	18%
Gross margin, %	65.7%	64.7%
Income from operations	$135	$97
Operating margin, %	36%	30%

Segment revenue and income from operations are consistent with the respective non-GAAP financial measures as discussed on last page.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATION
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended				Year ended
	October 31,				October 31,
	2021		2020		2021		2020
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$282	$1.52	$217	$1.15	$894	$4.78	$627	$3.31
Non-GAAP adjustments:
Amortization of acquisition-related balances	27	0.14	57	0.30	174	0.93	224	1.18
Share-based compensation	20	0.11	20	0.10	104	0.56	93	0.49
Acquisition and integration costs	1	0.01	1	0.01	9	0.05	12	0.07
Gain on insurance settlement	—	—	—	—	—	—	(32)	(0.17)
Restructuring and others	(1)	(0.01)	2	0.02	26	0.14	(14)	(0.08)
Adjustment for taxes(a)	9	0.05	8	0.04	(43)	(0.23)	9	0.05
Non-GAAP Net income	$338	$1.82	$305	$1.62	$1,164	$6.23	$919	$4.85

Weighted average shares outstanding - diluted	186		188		187		189

(a) For both the three and twelve months ended October 31, 2021 and 2020, management uses a non-GAAP effective tax rate of 12%.

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
FREE CASH FLOW
(In millions)
(Unaudited)
PRELIMINARY

	Three months ended		Year ended
	October 31,		October 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$368	$338	$1,322	$1,016
Less: Investments in property, plant and equipment	(73)	(30)	(174)	(117)
Free cash flow	$295	$308	$1,148	$899

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures
Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Non-GAAP Revenue generally relates to an acquisition and includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends. We may not have non-GAAP revenue in all periods.
Core Revenue is GAAP/non-GAAP revenue (as applicable) excluding the impact of foreign currency changes and revenue associated with material acquisitions or divestitures completed within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Free cash flow includes net cash provided by operating activities adjusted for investments in property, plant & equipment.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:
•Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
•Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.
•Gain on insurance settlement: We exclude certain other significant income or expense items that may occur occasionally and are not normal and recurring from our non-GAAP financial measures. This represents cost and recoveries related to the 2017 Northern California wildfires.
•Restructuring and others: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses.
We also exclude “others”, not normal, recurring, cash operating income/expenses from our non-GAAP financial measures. Such items are evaluated on an individual basis, based on both quantitative and qualitative factors and generally represent items that we do not anticipate occurring as part of our normal business. While not all-inclusive, examples of such items would include net unrealized gains on equity investments still held, significant non-recurring events like realized gains or losses associated with our employee benefit plans, costs and recoveries related to unusual events, gain on sale of assets/divestitures, etc. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.
•Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the first fiscal quarter of 2022 to the GAAP equivalent.
Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.